PROMISSORY NOTE


Phoenix, AZ                                                              $64,800
May 30, 2000


IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, FutureOne, Inc., a Nevada corporation ("Maker"), hereby promises to pay to Kenneth P. Eck ("Payee") or his assigns under the terms herein, at Phoenix, Arizona, in lawful money of the United States, the sum of $64,800 together with interest on the unpaid balance at the rate of Eight Percent (8%) per annum, from the date hereof until paid ("Loaned Funds").

The Maker hereby grants to the Payee, and the Payee hereby accepts from the Maker, a security interest in the following property and any and all additions, accessions and substitutions thereto to secure the payment and performance by the Maker under this Promissory Note (the "Collateral").

THAT PORTION OF MAKER'S ACCOUNTS FROM ITS DIVISION, ROCKET SCIENCE CREATIVE (INCLUDING ACCOUNTS RECEIVABLE AND CONTRACT RIGHTS) EQUALING THE SUM OF $64,800 PLUS INTEREST ON THE UNPAID BALANCE AT THE RATE OF 8% PER ANNUM, WHETHER NOW OWNED OR HEREAFTER ACQUIRED, WHETHER NOW EXISTING OR HEREAFTER ARISING, TOGETHER WITH THE RECORDS AND DATA RELATING TO SUCH ACCOUNTS.

Installments of interest and principal on the Loaned Funds in the amount of $5,000 shall be due and payable on the 1st day of each month commencing July 1, 2000, and continuing thereafter on the 1st day of each month thereafter until the entire unpaid principal sum and accrued interest is paid (the "Installment Payments").

The Maker may prepay this Promissory Note, in whole or in part, at any time without penalty. Any payments that are received on this Promissory Note shall be first applied toward accrued interest, and second toward the reduction of principal.

Should default occur in any Installment Payment hereunder, and if said default remains uncured for a period of 15 consecutive days after written demand by the Payee thereof, then the whole sum of unpaid principal and accrued interest due thereunder may become immediately due and payable, at the option of the Payee.

If suit is brought to recover amounts due under the terms of this Promissory Note, the Maker hereby promises to pay reasonable attorney's fees and court costs.
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The Maker and any endorsers of this  Promissory  Note waive  diligence,  demand, presentment for payment, notice of dishonor and protest, and consent to the extension of time for payment of this Promissory Notice without notice.

This Promissory Note is made in Arizona, and the execution, delivery and performance hereof shall be governed by and construed in accordance with the laws of the State of Arizona.

FUTUREONE, INC.
a Nevada corporation


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